AGREEMENT FOR THE ISSUANCE, SALE AND PURCHASE
                                 OF COMMON STOCK
                            OF ERLY INDUSTRIES, INC.


     This Agreement for Issuance, Sale and Purchase of Common Stock of Erly Industries, Inc, dated as of the 12th day of September, 2000 (the "Agreement") is made by and between Hudson Consulting Group, Inc., a Nevada corporation ("Purchaser") and Erly Industries, Inc., a California corporation (the "Company"),and provides as follows,

     1. Agreement for the Issuance, Sale and Purchase of Shares. Subject to the terms and conditions of this Agreement, the Purchaser hereby agrees to purchase from the Company on September 12th, 2000 (the "Closing Date"), at a price of One Hundred Twenty Thousand and No/100 ($120,000.00) Dollars (The "Purchase Price", being $0.012989948 per share), 9,237,912 shares (the "Shares") of the common stock, par value $0.01 per share, of the Company (the "Common Stock").


     2. Escrow. 'The parties hereto acknowledge and agree that Shares will be issued by the Company from its authorized but unissued shares of Common Stock, The Purchaser shall deliver, at the Closing (as defined below), the Purchase Price, by wire transfer in immediately available funds. It is contemplated that both the Shares and the Purchase Price shall be held by an escrow agent in a suitable trust account until such time as all terms and conditions of this Agreement, and all obligations of the parties hereto, have, been fulfilled and satisfied. Unless otherwise specifically agreed upon by the parties hereto and memorialized in a separate written agreement, any and all costs associated with this engagement of said escrow agent and/or the establishment and utilization of send trust account shall be borne by the Purchaser.

     3. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser as follows:


          a. Corporate Existence and Power. The Company is a corporation duly organized and validly existing under the laws of the State of Calidornia with full corporate power and authority to enter into this Agreement and to perform its obligations hereunder and thereunder.

          b. Due Authorization. The Company has full power and authority to execute, deliver and perform this Agreement and to carry out the contemplated transaction contemplated hereby and thereby have been duly and validly authorized by all be necessary corporate action of the Company and constitute the valid and binding obligations of the Company enforceable against the Company in accordance with its terms.

          c. Conflict With Instruments, Governmental Consents and Approvals.

               (i) The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby will not (A) violate or result in any breach of any of the terms or conditions of, or constitute a default under, the Articles of Incorporation or By-Laws of the Company or (B) result in -any violation of any order, writ, injunction or decree. of any court, administrative agency or governmental body.

               (ii) The execution, delivery and performance of this Agreement by the Company do not and will not (A) require any consent, approval, authorization or other order of, action by, filing with or notification to any federal, state, local or foreign government, governmental, regulatory or administrative authority, agency or commission of any court, tribunal or judicial or arbitrary body, except for such filings as may be necessary with the Securities and Exchange Commission (the "SEC") to report the execution by the Company of this Agreement, or (B) violate or conflict with, or permit the cancellation of or constitute a default under any agreement to which the Company is a party.

          d. Capitalization of the Company. The authorized capital stock of the Company consists of 15,000,000 shares of Common Stock and 6,000 shares of preferred stock, par value $100 per share (the "Preferred Stock"), As of the date hereof, 5,762,088 shares of Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable. None of the outstanding shares of Common Stock was issued in violation any preemptive rights. No shares of Preferred Stock are issued or outstanding.

          e. Bankruptcy Completed. On Augus 9, 1999 , the U.S. Bankruptcy Court in and for the Southern District of Texas, Corpus Christi Division, rendered in Order Confirming Debtors' and ERLY Creditors' Committee Joint Plan of Reorganization as Modified, wherein the Company was discharged of all debts that were dischargeable pursuant to 11 U.S.C, ss. 1141 and pursuant to the terms of the Debtors and ERLY Creditors' Committee Joint Plan of Reorganization as Modified.

          f. Subsidiaries.The Company is the direct or indirect owner of 100% of the outstanding capital stock of the following subsidiaries (the "Subsidiaries"): Chemonics Industries, Inc., Chemonics International, Inc., Erly Juice, Inc., Beverage Source, Inc., Watch- Edge International, Inc. ("Watch-Edge").

          g. Majority Ownership of Common Stock. Upon its purchase of the Shares as Contemplated hereby, the Purchaser shall own a majority of the total number of Shares of Common Stock of the Company that are issued and outstanding immediately upon consumation of the transaction contemplated by this Agreement.

          h   Preparation   and  Filing  of  Annual  Report  on  Form  10-K  and
     Eligibility_for Quotation on the OTCBB. Because of the Bankruptcy Proceedings (as defined in Section 4d(i)), the Company has to date neither prepared nor filed with the SEC Annual Reports on Form 10-K for each of the fiscal years ended March 31, 1998 ,and 1999, and the Shares of the Companies Common Stock - are not presently eligible for quotation on the OTC Bulletin Board" (the "OTCBB"). The Purchaser shall: (i) prepare and file any and all quarterly and annual SEC reports necessary to bring the Company current; and: (ii) engage the services of a Market Maker in order that the Shares of the Company's Common Stock may become eligible for quotation on the OCTBB.

          i. Corporate Records. It is understood and acknowledged that numerous Corporate Documents will be transferred to the ERLY and WEI Creditors' Limited Partnership, as the successor in interest and assignee of ERLY Industries, Inc. and assignee of its creditors, c/o Mr. Scott Van Meter, Manager, ERLY and WEI Creditors' Limited Partnership, Navigant Consulting, 2777 Allen Parkway, Suite 990, Houston, Texas, 77019-2166, and Mr. Howard Marc Spector, Attorney at Law, 5910 North Central Expressway, Premier Place, Suite 200, Dallas, Texas 75206, on or about Scptember 7, 2000, which date is prior to the time of the Closing. Pursuant to an agreement reached between the Company and the ERLY and WEI Creditors' Limited Partnership, as evidenced by those certain correspondence dated August 29, 2000, and September 6, 2000, the Company shall have access to any ERLY-related documents previously on-site in Baton Rouge, Louisiana, on an on-going basis following the transfer of said documents to the ERLY and WEI Creditors' Limited Partnership in Houston, Texas. Said agreement between the Company and the ERLY and WEI Creditors' Limitedd Partnership shall remain in effect following the transaction contemplated herein, thus allowing the Purchaser the same access to said Corporate Documents to the extent that said Corporate Documents exist, including specifically, but not limited to:

                    (i) Certificates/Articles of Incorporation

                         (a) Amendments

                         (b) Unusual provisions re quorums,  voting,  approvals,
                             etc.

                    (ii) Minutes

                         (a) Shareholders

                         (b) Board of Directors

                         (c) Committees of Board o Directors

                    (iii) Capital Structure

                         (a) Authorized shares

                         (b) Issued shares

                         (c)    List    and    copies    of    options/warrants,
                    convertible/exchangeable securities, preemptive rights, etc. with respec to the Company or any subsidiary.

                         (d)  Stock   transfer   records,   including   list  of
                    transactions during last three years for holders of over 5% of any class of securities.


                         (e) List and copies of agreements by and among shareholders and/or the Company related to its stock, stock purchase or repurchase agreements, voting trust agreements, or agreements related to the sale, purchase, transfer, registration, redemption or voting or issuing of any stock or other equity interest.

                         (f) List and copies of acquisition or purchase, reorganization, consolidation, amalgamation, sale or merger agreements (whether relating to assets or stock) previously entered into or currently in effect.

                    (iv) Management

                         (a) Members of Board of Directors

                         (b) Members of committees of Board of Directors

                         (c) Remuneration of Directors

                         (d)  Officers   and  other   persons   holding   senior
                    management positions; description of responsibilities and brief biography for each,

                         (e) Remuneration of officers and other persons holding senior management positions.

                Affiliations among officers, directors, shareholders, creditors, suppliers, .and other business counterparties.

                         (g) Signatories of the Company; proxies granted.

          4. Representation and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows:

                    a. Corporate  Existence,  Etc. The Purchase is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is duly authorized, qualified and licensed under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business.

                    b. Due  Authorization,  The  Purchaser  has full  power  and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance of this Agreement and-agreements related hereto, and the transaction contemplated hereby have duly and validly authorized by all necessary corporate actions of the Purchaser. This Agreement has been duly and validly executed and delivered by the Purchaser, and constitutes the valid and binding obligation of the Purchaser enforceable against the Purchaser, in accordance with its terms.

                    c. Conflict With Other  Instruments,  Governmental  Consents
               and Approvals.,

                         (i) The  execution  and delivery of this  Agreement and
                    the consummation of the transaction contemplated hereby will not (A) violate or result in any breach of any of the terms or conditions of, or constitute a default under, the Articles of Incorporation or By-Laws of the Purchaser or (B) result in any order, writ, injunction or decree of any court, administrative agency or governmental body.

                         (ii) The  execution,  delivery and  performance of this
                    Agreement by the Purchaser do not and will not (A) require any consent, approval, authorization or other order of, action by, filing with or notification to any federal, state, local or foreign government, governmental, regulatory or administrative authority, agency or commission of any court, tribunal or judicial or arbitral body, or (B) violate or conflict with, or permit the cancellation of or constitute a default under any agreement to which the Purchaser is a party.

                    d. Securities Laws Representations.

                         (i) The Purchaser  has received and carefully  read are
                    audited consolidated balance sheet of the Company as of August 20, 1999, which reflects that the Company has no assets. The Purchaser recognizes that the Company and Watch-Edge have previously filed a voluntary petition of reorganization under Chapter 11 of the U. S. Bankruptcy Code, (the "Bankruptcy Proceedings") in the U.S. Bankruptcy Court for the Southern District of Texas, Corpus Christi Division (the "Bankruptcy Court"). The Bankruptcy Court, on August 9, 1999, confirmed the Company's Joint Plan of Reorganization, will became effective on August 20, 1999. Pursuant to the Confirmation Order issued by the Bankruptcy Court, all property of the, Company and its subsidiaries became vested in the ERLY and WEI Creditors' Limited Partnership for the benefit of the Company's creditors and, as a result, The Company retained no assets, other than the capital stock in the Subsidiaries. The Purchaser also understands and acknowledges that an investment in the Company involves significant risk including the risk that the Purchaser will lose its entire investment.

                         (ii) The  Purchaser  is  acquiring  the Shares with the
                    understanding that the Company is a "shell" with sufficient assets to cover outstanding liabilities, and no operations.

                         (iii) The  parties  hereto  acknowledge  and agree that
                    while the Company's shares of Common Stock have been previously registered With the SEC pursuant to Section 12(g) of tho Securities Exchange Act of 1934, as amended, the Company has not filed certain reports with the SEC because of the Bankruptcy Proceedings, and as a result, its shares of Common Stock were delisted from the Nasdaq ,Stock Market, and are not presently eligible for quotation on the OTCBB.

                         (iv) The Purchaser has been furnished materials relating to the Company, its business and financial condition and any other matter which it has requested and its representatives have been afforded the opportunity to ask questions and receive answers concerning the terms and conditions of the issuance and sale of the shares hereby and to obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense.

                         (v) The Company has  answered  all  inquiries  that the
                    Purchaser's representatives have made of it concerning the Company, its business, and financial condition, or any other matter relating to the operation of the Company and the issuance and sale of the Shares.

                         (vi) The Purchaser is an "accredited  investor"  within
                    the means of Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"), The Purchaser has such knowledge and experience in financial and business matters to enable it to utilize the information made available to it in connection with the issuance of the Shares, to evaluate the merits and risks of the prospective investment, and to make an informed investment decision with respect thereto.

                         (vii) The Purchaser (A) has adequate means of providing
                    for its current needs and possible contingencies, (B) has no need for liquidity in this investment, (C) is able to bear the economic risks of its investment in the Shares, and (D) at the present time, can afford a complete loss of such investment.

                         (viii) The Purchaser is  purchasing  the Shares for its
                    own account, for investment, and not for distribution, assignment or resale to others, and no other person has any direct or indirect beneficial interest in such Shares.

                         (ix) The undersigned  understands that (A) there is and
                    will be no market for the Common Stock of the Company, (B) the sale of the Shares has not been and will not be registered under the Securities Act in reliance of the exemption for non-public offerings provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available; (C) the Company is under no obligation to register the Shares on behalf of the Purchaser or to assist it in complying with any exemption. from registration, and (D) the Shares may not be sold pursuant to Rule 144 promulgated by the SEC pursuant to the Securities Act unless all of the conditions of such Rule are met.

                         (x) The Purchaser  understands that no Federal or State
                    agency has
                   passed upon the Shares, or made any finding or determination as to the fairness of the investment or any recommendation or endorsement of the Shares, The Purchaser will not transfer the Shares without registering or qualifying the same under applicable state securities laws unless such transfer is exempt under such laws.

                         (xi) All  information  which the Purchaser has provided
                    to the Company concerning itself, its financial position, and its knowledge of financial and business matters, including all information contained herein, is true and complete as of the date hereof, and if there should by any adverse change in such information prior to the closing of the sale of the Shares, the Purchaser will immediately provide the Company with accurate and complete information concerning any such change.

         5. Indemnification. The Purchaser agrees to indemnify and hold harmless the Company, its officers, directors, employees, shareholders, attorneys and affiliates and any person acting on behalf of the Company, from and against any and all damage, loss, liability, cost, and expense (including attorneys' fees) which any of them may incure by reason of the failure by the Purchaser to fulfill any of the terms or conditions of this Agreement, or by reason of any breach of the representations and warranties made by the Purchaser herein. All representations, warranties an covenants contained in this Agreement, and the indemnification contained in this paragraph 5, shall survive tile closing of the sale of the Shares.

         6. Compliance with Section 4(2). The Purchaser acknowledges and agrees that the following restrictions and limitations are applicable to its purchase of the Shares which are being sold to it in reliance on the exemption from registration contained in Section 4(2) of the Securities Act:

               a. The Shares may not be sold, pledged, hypothecated or otherwise transferred unless they are registered under the Securities Act and applicable state securities laws or are exempt therefrom.

               b.    A legend to the following   effect will  be  placed  on any
certificates representing the Shares:

                           "THE SECURITIES EVIDENCED BY THE CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE LAW AND NO INTEREST THEREIN MAY BE SOLD,. DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (1) THERE IS AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE SECURITIES ACT AND APPLICABLE' STATE SECURITIES LAWS OR (2) THIS CORPORATION RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL TO THE COMPANY) SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED."

                  c. Stop transfer instructions to the transfer agent, if any, of the Shares have been or will be placed with respect to the Shares so as to restrict resale, pledge, hypothexation or other transfer thereof, subject to the provisions hereof, including the provisions of the legend referred to in subparagraph above for as long as shares are delisted.

          7. Other Agreements.

                  a. Directors' and Officers' Indemnification. The Purchaser agrees that the provisions of the Articles of Incorporation and By-Laws of the Company with respect to indemnification will not be amended, repealed or otherwise modified for a period of six years from the Closing Date in any manner that would adversly affect the rights there under of individuals who immediately prior to the Closing were directors, officers, employees or agents of the Company or any of its subsidiaries, unless such modification is required by law.

                  b. Election of Directors. The Company covenants and agrees, in accordance with its Articles of Incorporation and By-Laws, to cause the members of its Board of Directors, effective immediately prior to the Closing, to (i) increase the authorized number of directors from five (5) to six (6), and (ii) fill the vacancy caused by the increase in the authorized number of directors by electing the Purchaser's designee, Richard D. Surber (the "Purchaser Director'), as a new director of the Company. Immediately upon the effectiveness of the Closing (ii) the Company agrees that the members of the Board of Directors of the Company, other than the Purchaser Director, and all officers of the Company shall resign, effective immediately at such time and. (iii) the Purchaser agrees to cause the Purchaser Director, on behalf of the Company, to accept such resignations, In accordance with Article III, Section 4 of the Company's By-Laws, The Purchaser Director, as the Company's sole remaining director, shall be entitled to elect new directors to fill the vacancies caused by such resignations.

                  c. Release of Claims. The Purchaser covenants and agrees to cause the Purchaser Director, concurrently with the Closing aiid immediately following the resignation of the directors as set forth in Section 7b, to release on behalf of the Company any and all claims, demands, causes of action and the like that the Company may have against any of the directors and officers of the Company who have resigned pursuant to Section 7b. Such release of claims to be in writing and in form and substance satisfactory to such former officers and directors.

                  d. Use of Purchase Price and Cash on Hand. Upon receipt by the Company of the Purchase Price, the liabilities will be zero (-0-), The Company agrees to, and the Purchaser covenants and agrees to cause the Company to, utilize both the Purchase Price and any Cash on hand for the payment of any liabilities of the Company in existence at the time of the Closing, and for such other purposes in the sole discretion and as directed by the five (5) directors and officers of the Company who resign concurrently With the Closing.

         8. Conditions of Obligations of the Purchaser to Close. The obligations of the Purchaser to consummate the transaction contemplated hereby shall be subject to the fulfillment of each of the following conditions; (i) the approval by the Purchaser's shareholders of this Agreement and the transactions contemplated hereby; (ii) the representations and warranties of the Company contained in this Agreement shall have been true and correct as of the date they were deemed to have been made and shall be true and correct as of the Closing Date with the same force and effect as if made as of the Closing Date (iii) the covenants and agreements in this Agreement to be complied with by the Company on, before, or concurrent with the Closing shall have been complied with and the Purchaser shall have received a certificate from the Company to that effect (iv) no action shall have been commenced or threatened by or before any governmental authority against the Purchaser or the Company seeking to restrain or adversely alter the transaction contemplated hereby or which is likely to render it impossible or unlawful to consummate the transaction contemplated by the Agreement. (v) the Purchaser shall have received certified extracts of resolutions duly adopted by the Board of Directors and all officers of the Company; and (vi) the present members of the Company's Board of Directors and all officers of the Company and all officers and directors of the Subsidiaries, if any, shall have submitted their resignations, and such resignations have become effective as contemplated by Section 7b

        9. Conditions of Obligations of the Company to Close. The obligations of the Company to consummate the transaction contemplated hereby shall be subject to the fulfillment of each of the following conditions: (i) the approval by the Company's Board of Directors of this Agreement and the transactions contemplated hereby; (ii) the representations and warranties of the Purchaser contained in this Agreement shall have been true and correct as of the date they were deemed to have been made as of the Closing Date; (iii) the covenants and agreements in the Agreement to be complied with by the Purchaser or, before, or concurrent with the Closing, shall have complied with the Company shall have received a certificate from the Company to that effect; (iv) no action shall have commenced or be threatened by or before any governmental authority against the Company or the Purchaser seeking to restrain or adversely alter the transaction contemplated hereby or which is likely to render it impossible or unlawful to consummate the transaction contemplated by this Agreement (v) the company shall have received certified extracts of resolutions duly adopted by the Board of

Directors of the Purchaser; and (vi) the present members of the Company's Board of Directors and all officers of the Company and all officers and directors of the Subsidiaries, if any, shall have submitted their resignations, and such resignations have become effective as contemplated by Section 7b.

         10. Closing. The closing of the transactions contemplated by this Agreement (the "Closing"), shall occur on the Closing Date, or such earlier or later date as the parties may agree, by facsimile and wire transfer, or otherwise as the parties may agree,

         11. Publicity. The Purchasers shall not make or cause to be made any press release or Public announcement in respect of this Agreement or the transaction contemplated hereby or otherwise communicate with any news media without prior notification to, and approval by, the Company.

         12. Entire Agreement; Modification. This Agreement constitutes the entire agreement among the parties hereto with respect to the- subject matter hereof, and neither this Agreement nor any provisions hereof shall be waived, changed, discharged, or eliminated except by an instrument in writing signed by both parties.

         13. Notices. Any notice, demand, or other communication which any party hereto in may be required, or may elect, to give to anyone interested hereunder shall be sufficiently given if (a) deposited, postage prepaid, in the United States mail, registered or certified mail, addressed to, in the case of the Company, 8641 United Plaza Boulevard, Suite 300, Baton Rouge, Louisiana 70809, Attention,, Nanette N. Kelley, and in the case of the Purchaser, 268 West 400 South, Suite 300, Salt Lake City, Utah, 84101, Attention, Richard D. Surber, or
(b) delivered personally at such addresses.

         14. Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives and assigns.

         15. Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall constitute one and the same instruments

         16. Severability. If any term or other provision of this Agreement is declared by a court of competent jurisdiction to be invalid, all other terms and provisions of this Agreement shall, nevertheless, remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

         17. Assignability, This Agreement may not be assigned by the Purchaser without the prior written consent of the Company.

         18. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Louisiana.

        IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date set forth herein above.





                  PURCHASER:

                  HUDSON CONSULTIUNG GROUP, INC.

                  By: /s/ Richard D. Surber
                  ----------------------------------
                  Name:  Richard D. Surber

                  Title: President

                  Federal Taxpayer Identification Number and
                  Address of Principle Place of Business of the
                  Purchaser:


                 Federal Taxpayer I.D. Number 88-0357551


                  268 West 400 South Suite 300
                  Salt Lake City, Utah 84101


                  THE COMPANY

                  ERLY INDUSTRIES, INC.

                  By:   /s/ Nanette N. Kelly
                  ----------------------------------
                  Name:  Nanette N.  Kelly
                  Title: Chairman of the Board, President
                           and Chief Executive Officer

                  Federal Taxpayer Identification Number and
                  Address of Principle Place of Business of the Company

                  Federal Taxpayer I.D. Number 95-2312900

                  VIII United Plaza Boulevard
                  Baton Rouge, Louisiana 70809